EXHIBIT 10.9


                               Spencer Clarke LLC
                         Securities o Investment Banking
                         MEMBER NASD o MSRB o SIPC o SIA


Confidential

February 1, 2005

RG America, Inc.
2100 Valley View Lane
Suite 100
Dallas, TX 75234

Attention: Mr. John E. Rea, Chief Executive Officer

      Re:   Proposed Private Offering of Securities of RG America, Inc.

Dear Mr. Rea:

Pursuant to our discussions earlier today, we are pleased to confirm the arrangements under which Spencer Clarke LLC ("Spencer Clarke") is engaged by RG America, Inc. ("RG America" and, together with its affiliates and subsidiaries, the "Company") to act, on a "best efforts" basis, as the Company's non-exclusive agent in connection with two proposed private offerings of securities by RG America (the "Proposed Offerings"). The Proposed Offerings shall consist of: (a) up to $5,000,000 of RG America equity securities to be placed by Spencer Clarke on a "best efforts" basis pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act") is currently intended to be completed by April 15, 2005, and (b) a separate Proposed Offering of Securities of the Company in the amount of $1,000,000 (the "Bridge Facility"), currently intended to be completed with terms that are mutually acceptable between Spencer Clarke and the Company. This letter states certain assumptions upon which participation in the Proposed Offering by Spencer Clarke, as exclusive agent is intended.

1. Participation in the Proposed Offering by Spencer Clarke is conditioned upon, among other things, the following: (a) Spencer Clarke and its counsel finding satisfaction with the results of their due diligence investigation; (b) the Company having adequate, as reasonably determined by Spencer Clarke and RG America, liability insurance in place; (c)
      Spencer Clarke reviewing and being satisfied with the composition and compensation of the Company's current management team; (d) the Company agreeing that it will not materially alter the compensation payable to members of its management team prior to the final closing of the Proposed Offering (the "Final Closing"); (e) Spencer Clarke's receipt of audited financial statements for the Company's fiscal year ended December 31, 2003 audited by an accounting firm acceptable to Spencer Clarke; and (f) the nonoccurrence of any adverse material change in the business, prospects or financial condition of RG America and the nonoccurrence of any catastrophe, adverse change in the securities markets, change in national or international affairs or other event which does or may adversely affect the business, prospects or financial condition of RG America .

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RG America, Inc.
January 10, 2005
Page 2

2. Spencer Clarke shall have the right to act as the Company's exclusive placement agent until four months following the closing of the Bridge Facility, or such later date as agreed to by the parties in writing.

3. Immediately prior to the initial closing of the Proposed Offering (the "Initial Closing"), RG America will have a capital structure consisting of up to 300,000,000 authorized shares, with issued and outstanding shares not to exceed 50,000,000 on a 1 for 6 post-split shares of Common Stock outstanding on a fully diluted basis, including shares of Common Stock reserved for issuance upon the exercise of options, warrants and other securities for the purchase of, exchangeable for or convertible into shares of Common Stock.

4. RG America shall provide the investors in the proposed offering such registration rights as agreed to between RG America and the lead investor.

5.    During the period  (the  "Lock-up  Period")  commencing  upon the  Initial
      Closing and ending sixty days following the date the Registration Statement is declared effective by the SEC, none of RG America's officers or directors or those of its stockholders that beneficially own ten percent (10%) or more of RG America's outstanding shares of Common Stock ("Principal Stockholders") will sell or otherwise dispose of any of their securities of RG America without Spencer Clarke's prior written consent. The Company will deliver to Spencer Clarke, on or prior to the Initial Closing, the agreements of each of RG America's officers, directors and Principal Stockholders to the effect of the foregoing.

6. Up and to the Final Closing, the Company will not sell or issue greater than $100,000 of any securities without giving written notice to Spencer Clarke, and none of RG America's officers or directors will sell or otherwise dispose of any of their securities of RG America without Spencer Clarke's prior written consent, which consent shall not be reasonably withheld or delayed.

7. As of the Initial Closing, RG America will enter into an agreement with Spencer Clarke (the "Placement Agent Agreement") containing the relevant terms and conditions outlined herein and such other terms and conditions as are customarily contained in agreements of such character, as well as RG America ' representations, warranties and covenants for the benefit of the investors in the Proposed Offering. Except as otherwise set forth herein, neither RG America nor Spencer Clarke will be under any obligation to the other with respect to the Proposed Offering until RG America and Spencer Clarke have executed and delivered the Placement Agent Agreement. It is understood that this letter is merely a statement of intent by the parties to agree in principle to the contents hereof; however any legal obligations between the parties relating to the Proposed Offering shall be only as set forth in the Placement Agent Agreement, except that, notwithstanding the foregoing, this letter shall constitute a binding agreement between the Company and Spencer Clarke relative to the Non-Refundable Payment (defined in paragraph 9(a) below) by the Company as set forth in paragraph 9(a) below), the expenses payable by the Company as provided for in paragraphs 9(c) and 10 below, the Consulting Fee (as defined below) payable by the Company as provided in Section 9(b) below,

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RG America, Inc.
January 10, 2005
Page 3

      the fees payable by the Company pursuant to 11 below, the confidentiality provisions of paragraph 17 below, the provisions of paragraphs 16, 18 and 19 below, the choice of law, service of process and other provisions of paragraph 21 below and the indemnification provisions set forth in the indemnification letter attached hereto and made a part hereof.

8. Pursuant to the terms of the Placement Agent Agreement, Spencer Clarke will receive an opinion of RG America's counsel on each closing of the Proposed Offering, in form satisfactory to Spencer Clarke's counsel, which shall contain, among other things, an opinion relating to the legality of the Shares issued as of such closing.

9. For acting as agent in connection with both Proposed Offerings, Spencer Clarke shall receive from the Company the following compensation (the "Agent Fee"):

      (a) 9% of the gross proceeds of each of the Proposed Offerings (the "Success Fees") raised by Spencer Clarke, of which (i) $25,000 is due at the closing of the first $250,000 of the Bridge Facility, and shall be nonrefundable regardless of whether or not the $5,000,000 Proposed Offering is consummated (the "Nonrefundable Payment"), and
            (ii) the  balance  shall be paid to  Spencer  Clarke at the  Initial
            Closing and each subsequent closing with respect to the gross proceeds raised by Spencer Clarke as of such closing dates; however, it is understood that the Nonrefundable Payment will be offset against the Success Fee on the $5,000,000 Proposed Offering; 1% of the gross proceeds of each of the Proposed Offerings (the "Success Fees") raised by Spencer Clarke shall be payable in Common Stock of RG America at the 5 day average trading price prior to closing.

      (b) Warrants (the "Warrants") exercisable to purchase shares of Common Stock of RG America in an amount equal to 10% of (i) the number of shares of Common Stock sold in Each of the Proposed Offerings and/or issuable upon conversion or exercise of other equity securities sold in the Proposed Offerings (the "Warrant Shares"), which Warrants shall be issued to Spencer Clarke and/or its designees at the Initial Closing and each subsequent closing in relation to the number of Shares issued at each such closing. The Warrants shall be exercisable, at any time and from time to time, in whole or in part, over a period of three (3) years from the Initial Closing, at an exercise price per Warrant Share equal to 105% of the price of the Shares sold in the Proposed Offering. The Warrant Shares shall, at Spencer Clarke's option, be included in any registration statement filed for the investors and the Warrants shall provide for cashless exercise provisions and such other piggyback registration rights as are satisfactory to Spencer Clarke and its counsel; and

      (c) 2% non-accountable expense allowance for each of the Proposed Offerings for the reimbursement of costs, fees and expenses incurred by Spencer Clarke in connection with its due diligence and its participation in the preparation of the private placement memorandum and the offering process, including, but not limited to, travel,

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RG America, Inc.
January 10, 2005
Page 4

            communication, marketing and roadshow expenses and the legal fees and expenses of its counsel (other than those incurred by such counsel on behalf of RG America in connection with Blue Sky services which are referred to in paragraph 10 below), which shall be payable at the Initial Closing and each subsequent closing up to the amount outstanding at such closing.

      (d) On the $5,000,000 Offering Closing, the Company and Spencer Clarke will enter into a financial consulting agreement satisfactory to Spencer Clarke (the "Consulting Agreement"), pursuant to which the Company will employ Spencer Clarke as a non-exclusive Investment Banker and Financial Consultant for a period of twelve (12) months following the Offering Closing, at a monthly fee of Five Thousand Dollars ($5,000) exclusive of any actual out-of-pocket expenses approved by the Company. Fifty Percent or Thirty Thousand Dollars ($30,000) will be payable in full from the proceeds of the Offering at Closing. The remaining fifty percent or $30,000 will be paid monthly at $5,000 per month following a six (6) month deferral period from the Closing Date.

10. In addition to the Placement Agent Fee, the Company shall bear all of its own fees, disbursements and expenses in connection with the Proposed Offering, including, without limitation, the Company's legal and accounting fees and disbursements; the costs of preparing and reproducing the private placement memorandum and other appropriate documents (all in such quantities as Spencer Clarke may require); and the costs and expenses incurred by the Company in qualifying the Proposed Offering under the "Blue Sky" laws of the states specified by Spencer Clarke, which shall be the sole responsibility of the Company.

11. Within ten (10) days after the Offering Closing, Spencer Clarke shall provide to the Company an updated list of investors and potential investors with whom it initiated discussions on behalf of Company and provide support to the Company that a discussion was made on behalf of the Company. If, at any time prior to twelve (12) months following the end of the Offering Closing, the Company directly or indirectly sells any type of security to an investor on such list, the Company shall pay Spencer Clarke a fee equal to what the Placement Agent Fee would have been with regard to such sale had it occurred as part of the Proposed Offering.

12. The net proceeds of the Proposed Offering are to be used for working capital and such other uses as are reasonably approved by Spencer Clarke or outlined in the Private Placement Memorandum.

13. Provided that at least two ($2) million is raised in the Proposed Offering, Spencer Clarke shall be granted, until twelve (12) months following the Offering Closing, the right of first refusal to (a) underwrite and/or place any sale of debt or equity securities (excluding traditional bank financings and financings conducted without a placement agent or underwriter) of the Company or of any successor of the Company offered for sale by the Company, any successor of the Company or any

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RG America, Inc.
January 10, 2005
Page 5

      Principal Stockholder and whether it be in a single transaction or in a series of transactions (collectively, the "Right of First Refusal"). It is understood that if any such proposed financing is offered to Spencer Clarke, it shall have ten (10) calendar days in which to determine whether or not to accept such offer and, if Spencer Clarke elects not to accept such an offer, and provided that such financing is consummated with another underwriter, placement agent or financial advisor upon the same terms and conditions as those offered to Spencer Clarke and within three
      (3) months after the end of the aforesaid ten-day period, the Right of First Refusal shall terminate with respect to, but only with respect to, such financing.

14. As of the Initial Closing, Spencer Clarke shall have the right for a period of one (1) year from the date of the closing of the offering to have its designee appointed to serve as an observer of RG America's Board of Directors meetings. RG America shall reimburse such designee for all reasonable costs incurred in attending its Board meetings.

15. In connection with Spencer Clarke's activities on the Company's behalf, the Company will furnish Spencer Clarke with all information, which it may reasonably request and will provide Spencer Clarke access to the officers, directors, accountants and counsel of the Company. RG America acknowledges that Spencer Clarke, in rendering its services hereunder, shall be solely using and relying on the information provided to it by the Company. Spencer Clarke does not assume responsibility for the accuracy or completeness of any such information.

16. Spencer Clarke will act under this letter agreement as an independent contractor with duties to the Company. Because Spencer Clarke will be acting on the Company's behalf in this capacity, it is Spencer Clarke's practice to receive indemnification. The Company agrees to indemnify
      Spencer Clarke and related persons in accordance with the attached indemnification letter, the provisions of which are incorporated herein in their entirety.

17. Spencer Clarke and the Company mutually agree that they will not disclose any confidential information received from the other party to others, except with the written permission of the other party or as such law may require disclosure.

18. The Company represents and warrants to Spencer Clarke that there are no brokers, representatives or other persons that have an interest in compensation due to Spencer Clarke from any transaction contemplated herein, except for Synergy Structures LLC, which Company has previously provided and Spencer Clarke has agreed to a finder's fee compensation structure for the transaction contemplated herein and acknowledges that said finders fee shall not exceed two (2) percent of funds raised through the offering as regulated by NASD Conduct rules 27-10.

19. The benefits of this agreement shall, together with the separate indemnity letter, inure to the benefit of respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and

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RG America, Inc.
January 10, 2005
Page 6

      liabilities assumed in this agreement by the parties hereto shall be binding upon their respective successors and assigns. Neither party to this agreement shall assign its interest in this agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

20. Spencer Clarke shall have the right to place advertisements in financial and other newspapers and journals describing its services to the Company hereunder, with the Company's prior approval of the advertisements contemplated.

21. This agreement may not be amended or modified except in writing and shall be deemed to have been made and delivered in New York and both this letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of Spencer Clarke and the Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this letter and/or the transactions contemplated hereby, including, without limitation, any such legal suit, action or proceeding against any present or former officer, employee or agent of Spencer Clarke, each of whom is intended to be a third-party beneficiary of the agreement contained in this paragraph, shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Spencer Clarke and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Spencer Clarke mailed by certified mail to Spencer Clarke's address shall be deemed in every respect effective service process upon Spencer Clarke, in any such suit, action or proceeding.

If the terms of our engagement as set forth in this letter are satisfactory to you, kindly sign and date four copies of this letter and the attached indemnification agreement and return them to the undersigned. If this agreement is not executed by both parties within 10 days of the date hereof it shall cease to be a valid offer by Spencer Clarke to act as the non-exclusive placement agent to the Company and it shall be deemed withdrawn.

Very truly yours,
                                     SPENCER CLARKE LLC


                                     By:________________________________________
                                        Name:  Reid H. Drescher
                                        Title: President and CEO


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RG America, Inc.
January 10, 2005
Page 7

ACCEPTED AND AGREED TO: as of ________, 2005

RG America, Inc.

By:__________________________________
   Name:  John E. Rea
   Title: Chief Executive Officer

Spencer Clarke LLC
505 Park Avenue
New York, NY 10022


Gentlemen:

This letter will confirm that we have engaged Spencer Clarke LLC to advise and assist us in connection with the matters referred to in our letter agreement dated January 10, 2005 (the "Engagement Letter"). In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and you and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the "Engagement") under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including reasonable fees and expenses for counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. We will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. We also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

We will not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the first paragraph of this agreement is judicially determined to be unavailable (other than in accordance with the third sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause
(i) but also the relative fault of each of you and us, as well as any other relevant equitable considerations; provided, however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of the cash fees actually received by you under the Engagement Letter. For the purposes of this agreement, the relative benefits to us and you of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by us or our shareholders, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the cash fees paid to you in connection with the Transaction.


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Spencer Clarke LLC
January 10, 2005
Page 2

The provisions of this agreement shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Engagement Letter.


This agreement and the Engagement Letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

                                     Very truly yours,

                                     RG AMERICA , INC.


                                     By:___________________________________
                                        Name:  John E. Rea
                                        Title: Chief Executive Officer



ACCEPTED AND AGREED TO as of February 1, 2005.

SPENCER CLARKE LLC



By:_________________________________________
   Name:  Reid H. Drescher
   Title: President and CEO